Exhibit 8.1

                      [ORRICK, HERRINGTON & SUTCLIFFE LLP]





                                            November 13, 2000


Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota 55437



Ladies and Gentlemen:

     We have advised Residential Asset Mortgage Products, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Mortgage Asset-Backed Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of Post-Effective Amendment No. 1, to be filed on November 13, 2000, to the Registration Statement on Form S-3 (Registration No. 333-42510) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 28, 2000 (as amended as of the date hereof, the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                     Very truly yours,

                                     /s/ Orrick, Herrington & Sutcliffe LLP

                                     ORRICK, HERRINGTON & SUTCLIFFE LLP



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